Work for Others Agreement No. ERD-99-1731

                                     Between

                   LOCKHEED MARTIN ENERGY RESEARCH CORPORATION

           Operating Under Prime Contract No.DE-ACO5-96OR22464 for the
                           U. S. Department of Energy

                                       And

                             Theragenics Corporation

The obligations of the above-identified DOE Contractor shall apply to any successor in interest to said Contractor continuing the operation of the DOE facility involved in this Work for Others Agreement.

Article I.  PARTIES TO THE AGREEMENT

The U. S. Department of Energy Contractor, LOCKHEED MARTIN ENERGY RESEARCH CORPORATION (hereinafter referred to as the "Contractor") has been requested by Theragenics Corporation (hereinafter referred to as the "Sponsor") to perform the work set forth in each Task Order, attached hereto as Appendix A. It is understood by the Parties that, except for the intellectual property provisions of this Agreement, the Contractor is obligated to comply with the terms and conditions of its M&O contract with the United States Government (hereinafter called the "Government") represented by the United States Department of Energy (hereinafter called the "Department" or "DOE") when providing goods, services, products, processes, materials, or information to the Sponsor under this Agreement.

Article II.  TERM OF THE AGREEMENT: MULTIPLE TASK ORDERS: ADMINISTRATION
             ------------------------------------------------------------
             (DEVIATION)
             -----------

A. The estimated period of performance will be set forth in each Task Order. The term of this Agreement shall be effective as of the latter date of
       (1) the date on which it is signed by the last of the Parties thereto, or
       (2) the date on which it is approved by DOE.

B. This is a master Work for Others Agreement that contemplates the issuance of an indefinite number of Task Orders pursuant to Attachment 1, Statement of Work to the Agreement. The individual Task Orders are set forth in Appendix A and approved by DOE. The Contractor has further agreed to enter into additional Task Orders consistent with the terms of the Statement of Work including the estimated costs therein, if and when so requested by Sponsor, provided that Sponsor's options to enter into these additional Statement of Work will expire if not exercised by written notice to Contractor on or before [Confidential Treatment Requested]. It is the intention of the Parties to extend the Agreement throughout the operating life of the High Flux Isotope Reactor and the Contractor has initiated the procedure for obtaining approval of such an extension. Contractor acknowledges that Sponsor is investing in the initial Task Order as well as other initiatives based on Contractor's commitment to perform the additional Task Orders specified above as well, and Contractor agrees that it shall perform these additional Task Orders, subject to the terms of this Agreement, if requested by Sponsor,[Confidential Treatment Requested] is incompatible with the DOE's mission or [Confidential Treatment Requested].

C. The Contractor shall use its best efforts to provide the services under each Task Order as described therein.

D. The Principal Investigator(s) and other key personnel to be assigned to each Task Order shall be specified in each Task Order, and shall, except in case of events such as illness, resignation, other employment actions, conflicts of interest or if DOE determines that such personnel are needed to perform DOE mission or programmatic requirements, be available to the specific projects listed in the Task Order. If any of such personnel become unavailable as stated above, Contractor will use its best efforts to replace them promptly with other personnel of comparable qualifications.

E In addition to the work to be performed under the Task Orders, in accordance with DOE Order 481.1, this Agreement provides for access to highly specialized or unique DOE facilities, that is, the High Flux Isotope Reactor ("HFIR") as follows. Neither LMER nor DOE is obligated hereunder to maintain the HFIR in operation or to keep it operating any specified percentage of the time, but as long as the HFIR is in operation and Sponsor has a continuing need for its use, Sponsor shall have the following access rights: (1) [Confidential Treatment Requested] (2) Sponsor shall have the exclusive right to [Confidential Treatment Requested] to irradiate material, which right will be exercised through Contractor under this Agreement, as contemplated by the Statement of Work. DOE may, however, [Confidential Treatment Requested], on terms to be mutually agreed, for [Confidential Treatment Requested], including production of isotopes for sale as long as the isotope is not competitive with the Sponsor's mission. (3) Sponsor will be required to pay for irradiation of target material [Confidential Treatment Requested] in accordance with DOE Accounting Policy. (4) Sponsor may [Confidential Treatment Requested] to irradiate palladium for research or for medical or commercial use for its own account or for sale to third parties, subject to all applicable laws and regulations governing the production of isotopes; and (5) [Confidential Treatment Requested].


Article III.  COSTS (DEVIATION)
              -----------------

A. The estimated cost for the work to be performed under this Agreement will be set forth in each Task Order.

B. The Contractor has no obligation to continue or complete performance of the work on any Task Order issued pursuant to this agreement at a cost in excess of the estimated cost, including any subsequent amendment set forth in each Task Order, except as provided in paragraph C below.

C. The Contractor agrees to provide at least 30 days' notice to the Sponsor if the actual cost to complete performance will exceed the estimated cost set forth in each Task Order. If so requested by the Sponsor, the Contractor will provide its best estimate of the additional cost, and of the time needed, for completion, or for completion to the next milestone in the Task Order, if applicable. If upon receipt of this information Sponsor elects to continue funding the effort, the Task Order shall be amended to appropriately increase the budget for the project and, if applicable, to extend the milestone dates, and the Contractor shall continue the work so long as Sponsor provides the needed additional funding in accordance with the principles of Article
      IV. Nothing shall, however, require the Contractor to continue work if the Contractor concludes in good faith that the objective of the work will not be reasonably attainable.

Article IV.  FUNDING AND PAYMENT (DEVIATION)
             --------------------------------

A. The Sponsor shall provide sufficient funds in advance to reimburse the Contractor for costs to be incurred in performance of the work described in this Agreement, and the Contractor shall have no obligation to perform in the absence of adequate advance funds. If the estimated period of performance for a given Task Order exceeds 90 days or the
       estimated  cost  exceeds   $25,000,   the  Sponsor  may,   advance  funds
       incrementally. In such a case, the Contractor will initially invoice the Sponsor in an amount sufficient to permit the work to proceed for ninety (90) days and thereafter invoice the Sponsor monthly so as to maintain approximately a 90-day period that is funded in advance. Payment shall be made directly to the Contractor as specified in Appendix A. Upon termination or completion, any excess funds shall be refunded by the Contractor to the Sponsor.

B. The Contractor shall maintain such records as are normally maintained for DOE-supported work. The records of the Contractor shall not be subject to audit by the Sponsor; however, the Contractor shall make available upon request of the Sponsor, where reasonably necessary for the Sponsor to evaluate its expenditures or where otherwise considered appropriate, cost data and other documents concerning the services performed under this Agreement, together with any related findings and all reasonably necessary explanations or discussions.

Article V.  SOURCE OF FUNDS
            ---------------

The Sponsor hereby warrants and represents that, if the funding it brings to this Agreement has been secured through other agreements, such other agreements do not have any terms and conditions (including intellectual property) which conflict with the terms of this Agreement.

Article VI.  PROPERTY (DEVIATION)
             --------------------

Unless the Parties otherwise agree in writing, all equipment produced or acquired with funds provided by the Sponsor, shall be delivered to the Sponsor or otherwise disposed of as instructed by the Sponsor at the Sponsor's expense.

Article VII.  PUBLICATION MATTERS (DEVIATION)
              -------------------------------

The publishing Party shall provide the other Party a sixty (60)-day period in which to review and submit comments upon proposed publications, which either disclose technical developments and/or research findings generated in the course of this agreement, or identify or contain Proprietary Information (as defined in paragraph A.2 of Article XV). The publishing Party shall not publish or otherwise disclose Proprietary Information identified by the other Party, except as required by law or agreed to by both Parties.

Article VIII.  LEGAL NOTICE (DEVIATION)
               -------------------------

The Parties agree that the following legal notice shall be affixed to each report furnished to the Sponsor under this Agreement and to any report prepared by Contractor under this Agreement which may be distributed by the Sponsor:

                               "DISCLAIMER NOTICE
                               ------------------

         This report was prepared by LOCKHEED MARTIN ENERGY RESEARCH CORPORATION
         (LMER) on behalf of the U. S. Department of Energy (DOE), as an account of work sponsored by Theragenics Corporation. Neither LMER, DOE, the
         U. S. Government, or any person acting on their behalf: (a) makes any warranty or representation, express or implied, with respect to the information contained in this report; or (b) assumes any liabilities with respect to the use of, or damages resulting from the use of any information contained in the report"

Article IX.  DISCLAIMER; BEST EFFORTS (DEVIATION)
            -------------------------------------

THE GOVERNMENT AND THE CONTRACTOR MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO THE CONDITIONS OF THE RESEARCH OR ANY INTELLECTUAL PROPERTY, GENERATED INFORMATION, OR PRODUCT MADE OR DEVELOPED UNDER THIS WORK FOR OTHERS AGREEMENT, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR RESULTING PRODUCT, THAT THE GOODS, SERVICES, MATERIALS, PRODUCTS, PROCESSES, INFORMATION, OR DATA TO BE FURNISHED HEREUNDER WILL ACCOMPLISH INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE INCLUDING THE INTENDED PURPOSE, OR THAT ANY OF THE ABOVE WILL NOT INTERFERE WITH PRIVATELY OWNED RIGHTS OF OTHERS. NEITHER THE GOVERNMENT NOR THE CONTRACTOR SHALL BE LIABLE FOR SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ATTRIBUTED TO SUCH RESEARCH OR RESULTING PRODUCT, INTELLECTUAL PROPERTY, GENERATED INFORMATION, OR PRODUCT MADE OR DELIVERED UNDER THIS WORK FOR OTHERS AGREEMENT.

Subject to the foregoing, Contractor represents that Contractor shall, within sixty days after execution of this agreement, use its best efforts to determine whether the Contractor's Office of Technology Transfer or the principal investigators named in the initial Task Orders have any actual knowledge that any of the work to be done under this agreement, or any of the goods, services, materials, products, processes, information, or data to be furnished hereunder as indicated in Attachment 1, the Statement of Work, will infringe or is claimed to infringe, any proprietary or intellectual property rights of third parties. As additional Task Orders are entered into hereunder, the Contractor will make similar inquiries of the principal investigators named therein as to actual knowledge of infringement or claims of infringement, and will, if appropriate, make additional investigation as to infringement matters within the Office of Technology Transfer in light of the specific scopes of work agreed to for those new Task Orders. If, prior to or during the performance of a task order
Contractor learns of any such infringement or claim thereof relating to that Task Order, Contractor will promptly notify sponsor. If during the term hereof Sponsor raises specific questions related to possible claims of infringement, Contractor will, upon request, use its best efforts to determine what actual knowledge Contractor's Office of Technology Transfer or applicable principal investigators have that is pertinent to the matter in question, and will disclose that pertinent information to Sponsor.

The Contractor shall use its best reasonable efforts to provide the services under each Task Order as described therein. Neither the Government, DOE, Contractor, nor persons acting on their behalf will be responsible, irrespective of causes, for failure:

         (1) to perform the work,

         (2) provide the services, or

         (3) furnish the materials or information hereunder

at any particular time or in any specific manner. If at any time Sponsor believes that Contractor is not using its best reasonable efforts in the performance the work hereunder or is performing contrary to this agreement or a Task Order, or if the Sponsor has any other problem with the performance of the Contractor hereunder, Sponsor shall be entitled to bring the problem to the attention of the Assistant Manager for Laboratories of the DOE Oak Ridge Operations Office (the "Assistant Manager"). The Assistant Manager shall hear the matter within a reasonable time, in a manner deemed appropriate by the Assistant Manager, and the Contractor agrees to comply with any decision that the Assistant Manager may, in his sole discretion, issue to the Contractor with respect to the matter. This right of Sponsor to present a matter for decision to the Assistant Manager is in addition to, and not in lieu of, Sponsor's right to seek alternate dispute resolution under Article XX, and any other rights of Sponsor under this agreement, but nothing in this Article creates any enforceable right against DOE.

Article X.  GENERAL INDEMNITY (DEVIATION)
           ------------------------------

The  Sponsor  agrees  to  indemnify  and  hold  harmless  the  Government,   the
Department, the Contractor and persons acting on their behalf from all liability, including costs and expenses incurred, to any person, including the Sponsor, for injury to or death of persons or other living things or injury to or destruction of property arising out of the performance of the Agreement by the Government, the Department, the Contractor, or persons acting on their behalf, or arising out of the use of the services performed, materials supplied, or information given hereunder by any person including the Sponsor. The foregoing indemnity shall not, however, apply to liability directly resulting from the fault or negligence of the Government, the Department, the Contractor, or persons acting on their behalf.

Article XI.  PRODUCT LIABILITY INDEMNITY (DEVIATION)
             ---------------------------------------

Except for any liability resulting from any willful misconduct or negligent acts or omissions of the Government or the Contractor, the Sponsor agrees to indemnify the Government and defend Contractor against any claim or proceeding and pay all damages, costs, and expenses, including attorney's fees, arising from personal injury or property damage occurring as a result of the making, using, or selling of a product, process, or service by or on behalf of the Sponsor, its assignees, or licensees, which was derived from the work performed under this Work for Others Agreement. In respect to this Article, neither the Government nor the Contractor shall be considered assignees or licensees of the Sponsor, as a result of reserved Government and Contractor rights. The indemnity set forth in this paragraph shall apply only if the Sponsor shall have been informed as soon and as completely as practical by the Contractor and/or the Government of the action alleging such claim and shall have been given an opportunity, to the maximum extent afforded by applicable laws, rules, or regulations, to participate in and control its defense, and the Contractor and/or Government shall have provided all reasonably available information and reasonable assistance requested by the Sponsor. No settlement of an action against the Contractor and/or Government for which the Sponsor would be responsible shall be made without the consent of the Sponsor and of the Contractor and the Government (whenever either or both of the latter two parties are involved), unless required by final decree of a court of competent jurisdiction.

Article XII.  INTELLECTUAL PROPERTY INDEMNITY - LIMITED (DEVIATION)
              -----------------------------------------------------

The Sponsor shall indemnify the Government and the Contractor and their officers, agents, and employees against liability, including costs, for infringement of any United States patent, copyright, or other intellectual property arising out of any acts required or directed by the Sponsor to be performed under this Agreement to the extent such acts are not already performed at the facility. Such indemnity shall not apply to a claimed infringement which is settled without the consent of the Sponsor unless required by a court of competent jurisdiction. Sponsor shall be entitled to notice, the opportunity to defend and control the defense, and cooperation from the Contractor and the Government as more fully described in Article XI.

Article XIII.  NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT
               -----------------------------------------------------------------

The Sponsor shall report to the Department and the Contractor, promptly and in reasonable written detail, each claim of patent or copyright infringement based on the performance of this Agreement of which the Sponsor has knowledge. The Sponsor shall furnish to the Department and the Contractor, when requested by the Department or the Contractor, all evidence and information in the possession of the Sponsor pertaining to such claim.

Article XIV.   PATENT RIGHTS - USE OF FACILITIES (CLASS WAIVER) (DEVIATION)
               ------------------------------------------------------------


1.       Definitions
         -----------

         A. "Subject Invention" means any invention or discovery of the Contractor, or, to the extent the Sponsor is performing any work under this Agreement, of the Sponsor, conceived in the course of or under this Agreement, or, in the case of an invention previously conceived by the Sponsor, first actually reduced to practice in the course of or under this Agreement. "Subject Invention" includes any art, method, process, machine, manufacture, design or composition of matter, or any new and useful improvement thereof, or any variety of plant, whether patented or unpatented under the Patent Laws of the United States of America or any foreign country.

         B. "Patent Counsel" means the DOE Patent Counsel assisting the procuring activity which has the administrative responsibility for the facility where the work under this Agreement is to be performed.

2.       Rights of the Sponsor
         ---------------------

                  Election to retain rights

                  Subject to the provisions of paragraph 3.B. with respect to any Subject Invention reported and elected in accordance with paragraph 4. of this clause, the Sponsor may elect to obtain the entire right, title, and interest throughout the world to each Subject Invention and any patent application filed in any country on a Subject Invention and in any resulting patent secured by the Sponsor. Where appropriate, the filing of patent applications by the Sponsor is subject to DOE and other Government security regulations and requirements.

                  Minimum License

                  The Sponsor reserves an irrevocable, nonexclusive, paid-up license in each patent application filed in any country on a subject invention and any resulting patent in which the Sponsor does not elect to take title or in which the Government acquires title. The license shall extend to the Sponsor's domestic subsidiaries, and affiliates, if any, within the corporate structure of which the Sponsor is a part and shall include the right to grant sublicenses of the same scope as the Sponsor was legally obligated to do so at the time this agreement was entered into. The license shall be transferable only with the approval of DOE except when transferred to the successor of that part of the Sponsor's business to which the invention pertains.

3.       Rights of Contractor and Government
         -----------------------------------

                  A.       Assignment to either the Contractor or the Government
                  --------------------------------------------------------------

                           The Sponsor agrees to assign to either the Contractor or the Government, as requested by the Contractor, the entire right, title, and interest in any country to each Subject Invention of the Sponsor and to each Subject Invention of the Contractor, where the
                           Sponsor:

                           (1) does not elect pursuant to this clause to retain such rights; or

                           (2) elects to obtain title to a Subject Invention pursuant to paragraph 2. but fails to have a patent application filed in that country on the Subject Invention or decides not to continue prosecution or not to pay any maintenance fees covering the invention.

                  B.       Terms and Conditions of Waived Rights

                            (1) To preserve the Contractor's and the Government's residual rights to Subject Inventions, and in patent applications and patents on Subject Inventions, the Sponsor shall take all actions in reporting, electing, filing on, prosecuting, and maintaining invention rights promptly, but in any event, in sufficient time to satisfy domestic and foreign statutory and regulatory time requirements, or, if the Sponsor decides not to take appropriate steps to protect the invention rights, it shall notify the Contractor in sufficient time to permit either the Contractor or the Government to file, prosecute, and maintain patent applications and any resulting patents prior to the end of such domestic or foreign statutory or regulatory time requirements.

                           (2)   The   Sponsor   shall   convey  or  ensure  the
                                 conveyance of any executed instruments necessary to vest in either the Contractor or the Government the rights set forth in this clause.

                           (3) With respect to any Subject Invention in which the Sponsor obtains title, the Sponsor hereby grants to the Government a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced by or on behalf of the United States the Subject Invention throughout the world.

                           (4) The Sponsor shall provide the Government a copy of any patent application filed on a Subject Invention within 6 months after such application is filed, including its serial number and filing date.

                           (5) Preference for U.S. Industry. Notwithstanding any other provision of this clause, the Sponsor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any Subject Invention in the United States unless such person agrees that any products embodying the Subject Invention or produced through the use of the Subject Invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the
                                 Sponsor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

                           (6) March-In Rights. The Sponsor agrees that with respect to any Subject Invention of the Contractor in which it has acquired title, the DOE shall retain the right to require the Sponsor to grant a responsible applicant a nonexclusive, partially exclusive, or exclusive license to use the Subject Invention in any field of use, on terms that are reasonable under the circumstances, or if the Sponsor fails to grant such a license, to grant the license itself. DOE may exercise this right only in exceptional circumstances and only if DOE determines that:

                                 (a)  the action is  necessary to meet health or
                                      safety  needs  that  are  not   reasonably
                                      satisfied by the Sponsor; or

                                 (b) the action is necessary to meet the requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Sponsor; or

                                 (c) such action is necessary because a licensee of the exclusive right to use or sell any Subject Invention in the United States is in breach of the agreement required by paragraph 3.B.(5).


                           (7)   The  Sponsor   agrees  to  refund  any  amounts
                                 received as royalty charges on any Subject Invention in procurement by or on behalf of the Government and to provide for that refund in any instrument transferring rights to any party in the invention.

                           (8)  The  Sponsor  agrees  to  include,   within  the
                                specification  of  any  United   States  patent
                                applications and any patent issuing thereon covering a Subject Invention, the following statement. "The Government has rights in this invention pursuant to
                                (specify this underlying Agreement)."

4.       Invention Identification, Disclosures, and Reports
         ---------------------------------------------------

         A. The Sponsor shall furnish the Patent Counsel a written report containing full and complete technical information concerning each Subject Invention it makes within 6 months after conception or first actual reduction to practice, whichever occurs first, in the course of or under this Agreement, but in any event prior to any on sale, public use, or public disclosure of such invention known to the Sponsor. The report shall identify the contract and inventor and shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art to which the invention pertains a clear understanding to the extent known at the time of disclosure, of the nature, purpose, operation, and to the extent known, the physical, chemical, biological, or electrical characteristics of the invention. The report should also include any election of invention rights under this clause. When an invention is reported under this paragraph
                4.A, it shall be presumed to have been made in the manner specified in Section (a)(1) and (2) of 42 USC 5908.

         B. The Contractor shall report Subject Inventions it makes in accordance with the procedures set forth in contract DE-AC05-96OR22464. In addition, the Contractor shall disclose to the Sponsor at the same time as disclosure to the Department any Subject Inventions made by the Contractor under this Agreement and the Sponsor shall notify the Department within 6 months of receipt of such disclosure by the Sponsor of any election of patent rights under this clause. With respect to Subject Inventions of which Contractor personnel are inventors, Contractor shall execute and deliver, or as appropriate, cause the inventors to execute and deliver, to Sponsor any assignments or other instruments reasonably necessary to the filing of patent applications by Sponsor, or to the perfection and confirmation of Sponsor's title in the Subject Invention.

         C. Requests for extension of time for election under subparagraphs A and B may be granted by Patent Counsel for good cause shown in writing.

5.       Limitation of Rights
         ----------------------

         Nothing contained in this patent rights clause shall be deemed to give the Government any rights with respect to any invention other than a Subject Invention except as set forth in the Facilities License of paragraph 6.

6.       Facilities License
         ------------------

         In addition to the rights of the Parties with respect to inventions or discoveries conceived or first actually reduced to practice in the course of or under this Agreement, the Sponsor agrees to and does hereby grant to the Government an irrevocable, non-exclusive, paid-up license in and to any inventions or discoveries regardless of when conceived or first actually reduced to practice or acquired by the Sponsor, which at any time, through completion of this Agreement, are owned or controlled by the Sponsor and are incorporated in the facility as a result of this Agreement to such an extent that the facility is not restored to the condition existing prior to the Agreement (1) to practice or to have practiced by or for the Government at the facility, and (2) to transfer such license with the transfer of the facility. The acceptance or exercise by the Government of the aforesaid rights and license shall not prevent the Government at any time from contesting the enforceability, validity, or scope of, or title to, any rights or patents herein licensed.

7.       Early Termination of Agreement
         ------------------------------

         The terms and conditions of this clause shall survive the Agreement, in the event that the Agreement is terminated before completion of the Statement of Work.


Article XV.  RIGHTS IN TECHNICAL DATA - USE OF FACILITY
                  (DEVIATION)

A.       Definitions

         1. "Generated Information" means information produced in the performance of this Agreement.


         2. Proprietary Information" means information which is developed at private expense and (1) trade secrets or (2) commercial or financial information which is privileged or confidential under the Freedom of Information Act (5 USC 552 (b)(4)). The term includes information communicated orally or by other means, if the information is designated at the time of disclosure or thirty (30) days thereafter as Proprietary Information, or if it is identical to of documentary information designated as Proprietary Information, or if the recipient knows that it embodies Proprietary Information previously submitted in
              documentary  form  and  appropriately   designated  as  such.
              Proprietary Information includes Generated Information which is categorized and marked as Proprietary Information by Sponsor or by Contractor at Sponsor's direction. Generated Information which has not yet been categorized by Sponsor as to whether it is Proprietary Information will be treated as Proprietary Information of the Sponsor pending such categorization. Information shall be deemed appropriately marked as Proprietary Information if it is marked as "Proprietary Information" or marked with words of manifestly similar meaning such as "Confidential", "Secret", "Trade Secret" or "Proprietary".

         3. "Unlimited Rights" means the right to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

B. The Sponsor agrees to furnish to the Contractor or leave at the facility that information, if any, which is (1) essential to the performance of work by the Contractor personnel or (2) necessary for the health and safety of such personnel in the performance of the work. Any information furnished to the Contractor shall be presumed to have been delivered with Unlimited Rights unless marked as described in paragraph A.2 above; provided, that if Sponsor inadvertently delivers Proprietary Information without such markings, then (1) Sponsor shall have the right at any time to place such markings thereon, and Contractor shall cooperate fully with such effort; and (ii) Contractor shall not be liable to Sponsor for any use or disclosure of that information, in good faith, between the time of initial delivery and the time Sponsor informs Contractor that the information is Proprietary Information and should be marked as such. Once the items are so marked, they shall from that point forward be treated as Proprietary Information.

C. The Sponsor may designate as Proprietary Information any Generated Information, where such data would embody trade secrets or would comprise commercial or financial information that is privileged or confidential if it were obtained from the Sponsor. Such Proprietary Information will, to the extent permitted by law, be maintained in confidence and disclosed or used by the Contractor (under suitable protective conditions) only for the purpose of carrying out the Contractor's responsibilities under this Agreement. If so authorized by Sponsor, Contractor shall, on Sponsor's behalf, use its best efforts to locate and appropriately mark all copies of Generated Information which Sponsor has designated as Proprietary Information (such designation to be either by specific reference to particular information, or categorical descriptions of types of Generated Information constituting Proprietary Information.). If information is not marked by the Contractor when delivered to the Sponsor and the Sponsor believes it should be marked, the Sponsor will mark the information itself and notify the Contractor of the omission that the Sponsor believes to have occurred and the fact that the Sponsor has affixed such marking. Until such time as any particular Generated Information has been categorized and marked as Proprietary Information , Contractor will treat it as Proprietary Information. Contractor may, at any time, request guidance from Sponsor as to whether particular information should be designated and marked as Proprietary Information. Upon completion of activities under this Agreement (or, if appropriate, upon completion of a given Task Order), such Proprietary Information and all copies thereof will be disposed of as requested by the Sponsor, at the Sponsor's expense. Before the Contractor releases data associated with this Agreement to anyone, the Sponsor will be afforded the opportunity to review that data to ascertain whether it is Proprietary Information and to mark it as such.

D. The Government and Contractor agree to not disclose Proprietary Information that is properly marked, or Generated Information that has not yet been categorized by the Sponsor as to whether it is Proprietary Information to anyone other than the Sponsor without written approval of the Sponsor, except to Government employees who are subject to the statutory provisions against disclosure of confidential information set forth in the Trade Secrets Act
         (18 USC 1905). The Government and Contractor shall have the right, at reasonable times up to 3 years after the termination or completion of the Agreement, to inspect any information designated as Proprietary Information by the Sponsor, for the purpose of verifying that such information has been properly identified as Proprietary Information.

E. By, or within ninety (90) days after, the date of termination or expiration of this Agreement, Sponsor shall request the removal of all of its Proprietary Information from the facility, at the Sponsor's expense, and when such request is made Contractor shall assemble and deliver to the Sponsor the original and all copies of such information and the Sponsor shall accept it and shall then be responsible for its removal from the facility. The Government and Contractor shall have Unlimited Rights in any information which is not removed from the facility by Sponsor after delivery by Contractor to Sponsor as described above, or which is not requested by Sponsor to be assembled and delivered to Sponsor by Contractor within the time limit described above. Notwithstanding the foregoing, by mutual consent, Sponsor may allow Contractor or the Government to retain copies of Proprietary Information without compromising its status as such; for example, the information might be needed for follow-on tasks hereunder or for other projects to be undertaken by the Contractor or the Government with Sponsor's consent. The Government and Contractor shall have Unlimited Rights in any Proprietary Information which is incorporated into the facility or equipment under this Agreement at Sponsor's request, to such extent that the facility or equipment is not restored to the condition existing prior to such incorporation.

F. The Sponsor agrees that the Contractor will provide to the Department a nonproprietary description of the work performed under this Agreement.

G. The Government shall have Unlimited Rights in all Generated Information produced or information provided by the Parties under this Agreement, except for information which is disclosed in a Subject Invention disclosure being considered for patent protection, or which is Proprietary Information.

H.       Copyrights
         ----------

         The Sponsor may assert copyright in any of its Generated Information, and may also require the Contractor, at the Sponsor's expense, to register copyright and/or to assign to Sponsor copyright in any Generated Information produced by the Contractor and designated by the Sponsor. Subject to the other provisions of this clause, including particularly those relating to Proprietary Information, and to the extent that copyright is asserted, the Government reserves for itself a royalty-free, world-wide, irrevocable, non-exclusive license for Governmental purposes to publish, distribute, translate, duplicate, exhibit, prepare derivative works, and perform any such data assigned to the Sponsor.

I.       The terms and conditions of this clause shall survive the Agreement.

Article XVI.  ASSIGNMENT (DEVIATION)
              ----------------------

Neither this Agreement nor any interest therein or claim thereunder shall be assigned or transferred by either Party, except as authorized in writing by the other Party to this Agreement, which authorization shall not be unreasonably withheld or delayed, provided, the Contractor may transfer it to the Department, or its designee, with notice of such transfer to the Sponsor, and the Contractor shall have no further responsibilities except for the confidentiality, use, and/or non-disclosure obligations of this Agreement. In the event Contractor proposes to disapprove any assignment or transfer by Sponsor, Sponsor shall have the right to appeal that decision to the Director of the DOE Oak Ridge Office of Partnerships and Program Development, and Contractor shall comply with a decision, if any, by such Director that this Agreement shall be assigned or transferred as requested by Sponsor. Further provided, however, that nothing in this Article creates any enforceable right against DOE.

Article XVII.  SIMILAR OR IDENTICAL SERVICES
               -----------------------------

The Government and/or Contractor shall have the right to perform similar or identical services in the Statement of Work (SOW) for other Sponsors as long as the Sponsor's Proprietary Information is not utilized.

Article XVIII.  EXPORT CONTROL
                --------------

Each Party is responsible for its own compliance with laws and regulations governing export control.

Article XIX.  TERMINATION (DEVIATION)
              -----------------------

Performance of work under this Agreement may be terminated at any time by either Party, without liability, except as provided above, upon giving a thirty (30) day written notice to the other Party. [Confidential Treatment Requested], provided however, that the Contractor shall have the right to terminate if the Sponsor shall have failed to advance the funds required by Article IV and failed to cure the same within thirty (30) days after written notice to Sponsor of the default. In the event of termination, the Sponsor shall be responsible for the Contractor's costs through the effective date of termination which are either
(a) incurred in the performance of tasks which the Sponsor has specifically requested Contractor to perform after the notice of termination is given, such as completing experiments in process, providing the Sponsor with the research data generated through the date of termination, to finalize required reporting, etc, or (b) are necessary closeout costs, including but not limited to costs to shut down any experiment in process which Sponsor does not wish completed or which cannot be completed prior to termination, to pack and ship surplus material and equipment, to finish categorizing Generated Information as provided for in Article XV, and to assemble Generated Information and Proprietary Information for transmittal to Sponsor; but in no event shall the Sponsor's cost responsibility exceed the total cost to the Sponsor as described in Article III, above. Closeout costs do not include costs for transitioning personnel.

It is agreed that any obligations of the Parties regarding Proprietary Information or other intellectual property will remain in effect, despite early termination of the Agreement.

Article XX.  ALTERNATE DISPUTE RESOLUTION (DEVIATION)
             ----------------------------------------

Step 1.  NEGOTIATION

The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement by negotiating between executives and/or officials who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this contract. Either Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving Party shall submit to the other a written response. The notice and the response shall include (a) a statement of each Party's position and a summary of arguments supporting that position, and (b) the name and title of the executive or official who will represent that Party and of any other person(s) who will accompany the executive or official. Within 30 days after delivery of the disputing Party's notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

If the matter has not been resolved within 60 days of the disputing Party's notice, or if the Parties fail to meet within 30 days, either party initiate mediation of the controversy or claim as provided hereafter.

All negotiations pursuant to this Agreement are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

Step 2.  MEDIATION

In the event the dispute has not been resolved by negotiation as provided herein, the Parties agree to participate in a one day mediation, using a mutually agreed upon mediator. The mediator will not render a decision, but will assist the Parties in reaching a mutually satisfactory agreement.

The Parties agree to equally split the costs of the mediation. The first mediation session shall commence within 30 days from agreement on the selection of mediator. The Parties may contact the DOE Office of Dispute Resolution with questions or for assistance with selection of neutrals or samples of Agreements to Mediate.

All meditations are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

Step 3.  ARBITRATION

Any dispute not otherwise satisfactorily resolved may, by mutual agreement, be submitted to arbitration, provided that both parties shall bear their own costs of arbitration and further provided that such arbitration shall be binding only if the Parties have previously agreed upon the limits of the awards that may result from arbitration, pursuant to the Administrative Dispute Resolution Act through the American Arbitration Association, Jams/Endispute Center for Public Resources, United States Arbitration and Mediation, or other reputable ADR provider.


Article XXI.      CERTIFICATION

Sponsor certifies that to the best of its knowledge and belief the analysis or other work or services to be provided hereunder cannot reasonably or practicably be conducted in private facilities or with private equipment reasonably available.


IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS
AGREEMENT NO. ERD-99-1731


FOR LOCKHEED MARTIN ENERGY RESEARCH CORPORATION


Name:     /s/ Frank V. Damiano
         -----------------------------------
Title:   Sr. Contracts Admin
         -----------------------------------
Date:    March 25, 1999
         -----------------------------------


FOR THERAGENICS CORPORATION

Name:     /s/ Bruce W. Smith
         ------------------------------------
Title:   Executive V/P & CFO
         ------------------------------------
Date:    March 25, 1999
         ------------------------------------


ON BEHALF OF THE DEPARTMENT OF ENERGY

Name:    /s/ James A. Reafsnyder
         ------------------------------------
         James A. Reafsnyder, Director

Title:   Office of Partnerships and Program Development
         ----------------------------------------------

Date:    March 25, 1999
         -------------------------------------